Product prospectus supplement no. UBS-TAOS-1 To the Prospectus dated January 28, 2011 and the Prospectus Supplement dated January 28, 2011 Senior Global Medium-Term Notes, Series E	Filed Pursuant to Rule 424(b)(5) Registration Statement No. 333-171806

Royal Bank of Canada
Trigger Autocallable Optimization Securities Linked to a Common Stock

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Royal Bank of Canada may offer and sell from time to time Trigger Autocallable Optimization Securities linked to the common equity securities of an issuer, including American depositary shares (“ADSs,” and when reference is made to an ADS, the term “issuer” refers to the issuer of the shares underlying the ADSs) (each, referred to as an “underlying stock”).  We refer to these securities as the “securities.”

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The prospectus dated January 28, 2011, the prospectus supplement dated January 28, 2011 and this product prospectus supplement describe the terms that will apply generally to the securities.  A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below.  We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements.  If the terms described in the relevant terms supplement are inconsistent with those described in this product prospectus supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The securities are senior unsecured obligations of Royal Bank of Canada.

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The securities will be automatically called for the principal amount plus an amount based on the applicable Call Return Rate if the closing price of one share of the underlying stock on any Observation Date, as set forth in the applicable terms supplement, is equal to or greater than the Starting Price. If the securities are called, you will receive the Call Price for that Observation Date as set forth in the applicable terms supplement. You will receive a positive return on your securities only if the underlying stock closes at a price equal to or above the Starting Price on an Observation Date, including the final Observation Date.

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If the securities have not been called, and the underlying stock closes below the applicable Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of the principal amount for every 1% (or a fraction thereof) decrease in the price per share of the underlying stock below the Starting Price.

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Subject to the creditworthiness of Royal Bank of Canada, if you hold the securities to maturity, the securities are not called on the final Observation Date and the underlying stock is above or equal to the Trigger Price on the final Observation Date, we will pay you an amount in cash equal to the principal amount of your securities, No interest payments will be made on the securities.

•	For important information about U.S. federal tax consequences of an investment in the securities, see “Supplemental Discussion of U.S. Federal Income Tax Consequences” below.

•	The securities will be offered in minimum denominations that will be set forth in the relevant terms supplement.

•	Investing in the securities is not equivalent to investing in the underlying stock.

•	The securities will not be listed on any securities exchange.

Your investment in the securities involves certain risks.  The securities differ from ordinary debt securities in that the repayment of principal is not guaranteed. If the Ending Price is greater than or equal to the Trigger Price on any Observation Date, you will receive the applicable Call Price.  However, if the Ending Price is below the Trigger Price on the final Observation Date, will pay you for each $10 in principal amount of the securities you own a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying stock from the Trade Date to the final Observation Date, resulting in a loss of some or all of your investment. Any payment on the securities, including any repayment of principal, is subject to our creditworthiness.  See “Risk Factors” beginning on page PS-4 to read about investment risks relating to the securities.

The price at which you purchase the securities includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize.  These costs and profits will reduce the secondary market price, if any secondary market develops, for the securities.  As a result, you will experience an immediate and substantial decline in the value of your securities on the applicable issue date.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the accuracy of this product prospectus supplement or the accompanying prospectus and prospectus supplement.  Any representation to the contrary is a criminal offense.

We may use this product prospectus supplement in the initial sale of a security.  In addition, UBS Financial Services or one of our affiliates may use this product prospectus supplement in a market-making transaction in a security after its initial sale.  Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product prospectus supplement is being used in a market-making transaction.

The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

UBS Financial Services, Inc.	RBC Capital Markets, LLC
Product Prospectus Supplement dated March 2, 2011

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product prospectus supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered and with respect to Royal Bank of Canada.  This product prospectus supplement, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by UBS Financial Services Inc. or RBC Capital Markets, LLC.  The information in the relevant terms supplement, this product prospectus supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant terms supplement and this product prospectus supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.  The relevant terms supplement, this product prospectus supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

In this product prospectus supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Royal Bank of Canada, unless the context requires otherwise.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement and the prospectus, as well as the relevant terms supplement.

Key Terms

Underlying Stock:	The underlying stock (which may be an American depositary share) specified in the relevant terms supplement (the “underlying stock”).

Call Feature:	The securities will be called automatically if the closing price of one share of the underlying stock on any Observation Date is at or above the Starting Price.

Call Return Rate:	A return based on a per annum percentage to be specified in the relevant terms supplement. The call return increases the longer the securities are outstanding.

Call Price:
If the securities are called, you will receive on the applicable call settlement date a cash payment per $10.00 principal amount of the securities equal to the Call Price for the applicable Observation Date on which the securities are called. The Call Price applicable to each Observation Date will be specified in the relevant terms supplement and will be calculated based on the Call Return Rate and the amount of time that the securities have been outstanding between the settlement date and the applicable Call Settlement Date.

Call Settlement Dates:
Unless otherwise specified in the relevant terms supplement, if the securities are called on any Observation Date (other than the final Observation Date), the Call Settlement Date will be three business days following such Observation Date, unless that day is not a business day, in which case the Call Settlement Date will be the next following business day. If the securities are called on the final Observation Date, the Call Settlement Date will be the maturity date. As described under “General Terms of the Securities — Observation Dates” below, the calculation agent may postpone any Observation Date, and therefore a Call Settlement Date, if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under “General Terms of the Securities — Market Disruption Event” below.

Payment at Maturity:
Unless otherwise specified in the relevant terms supplement, if the securities are not called, we will pay you at maturity a cash payment per $10.00 principal amount of the securities based on the Ending Price, calculated as described below:

•     If the Ending Price is above or equal to the Trigger Price on the final Observation Date, we will pay you a cash payment equal to the principal amount of your securities.

•     If the Ending Price is below the Trigger Price on the final Observation Date, we will pay you for each $10 in principal amount of the securities you own a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying stock from the Trade Date to the final Observation Date, for a return equal to: $10.00 x (1 + underlying return).

The repayment of your principal amount is not guaranteed. If the securities are not called, you may lose some or all of your investment. Specifically, if the securities are not called and the Ending Price is below the Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) decrease in the price per share of the underlying stock below the Starting Price. Accordingly, if the Ending Price is below the Trigger Price on the final Observation Date, you may lose up to 100% of your principal amount.

Underlying Return:	Unless otherwise specified in the relevant terms supplement:

Ending Price – Starting Price Starting Price

Starting Price:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the underlying stock on the Trade Date or such other date as specified in the relevant terms supplement. The Starting Price may be subject to adjustment. See “General Terms of the Securities—Anti-dilution Adjustments.”

Ending Price:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the underlying stock on the final Observation Date. The Ending Price is subject to adjustment upon the occurrence of certain corporate events affecting the underlying stock. See “General Terms of the Securities—Payment at Maturity—Anti-dilution Adjustments.”

Trigger Price:
A specified price of the underlying stock which is below the Starting Price, as set forth in the applicable terms supplement.  The Trigger Price is subject to adjustment upon the occurrence of certain corporate events affecting the underlying stock. See “General Terms of the Securities—Anti-dilution Adjustments.”

Observation Period:	The period commencing on (and including) the Trade Date and extending to (and including) the final Observation Date.

Observation Date(s):	One or more dates as specified in the relevant terms supplement, subject to postponement in the event of certain market disruption events.

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 in principal amount of the securities.

Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.

Maturity Date:
As specified in the relevant terms supplement.  If not previously called, the securities will mature on the maturity date. The maturity date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

RISK FACTORS

An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement. The securities do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the underlying stock.  In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities Generally

The securities do not pay interest or guarantee any return of principal at maturity. A decrease in the value of the underlying stock may lead to a loss of some or all of your investment at maturity.

The securities do not pay interest and may not return any of your investment.  The amount payable to you at maturity, if any, will be determined as described in this product prospectus supplement and the relevant terms supplement.

The return on the securities will depend on whether underlying stock increases in value as of each Observation Date, or if the securities are not called, the extent to which the Ending Price is less than the applicable Trigger Price. If the securities are not called and the Ending Price is below the Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of the principal amount for every 1% (or a fraction thereof) decrease in the price per share of the underlying stock below the Starting Price. Accordingly, your return, if any, will be less than the principal amount of the securities.

The securities are subject to the credit risk of Royal Bank of Canada.

The securities are subject to the credit risk of Royal Bank of Canada and our credit ratings and credit spreads may adversely affect the market value of the securities.  Investors are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.  Payment on the securities, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

Your potential return on the securities is limited to the Call Return Rate.

The return on the securities is limited to the Call Return Rate set forth in the relevant terms supplement, regardless of any appreciation of the underlying stock. Your investment in the securities will result in a gain if the closing price of one share of the underlying stock on any of the Observation Dates is at or above the Starting Price. However, this gain will be limited to the return represented by the applicable Call Price, regardless of the appreciation of the underlying stock, which may be significantly greater than the return associated with the Call Price.  As a result, the return on the securities, if any, is expected to be limited to the Call Return Rate.

The potential contingent repayment of principal represented by the Trigger Price applies only at maturity.

If your securities are not automatically called, you should be willing to hold your securities until maturity.  If you are able to sell your securities in the secondary market prior to maturity, you may have to sell them for a loss relative to your initial investment, even if the price of the underlying stock is above the Trigger Price.

The securities may be called early and are subject to reinvestment risk.

If your securities are called early, the term of the securities will be reduced and you will not receive any payment on the securities after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because the securities may be called as early as one month after issuance, you should be prepared in the event the securities are called early.

The Call Return Rate will reflect in part the volatility of the underlying stock and may not be sufficient to compensate you for the risk of loss at maturity.

“Volatility” refers to the frequency and magnitude of changes in the price of the underlying stock. The greater the volatility of the applicable underlying stock, the more likely it is that the price of that stock could close below the Trigger Price on the Final Valuation Date of the securities. This risk will generally be reflected in a higher Call Return Rate for the securities than the return payable on our conventional debt securities with a comparable term. However, while the Call Return Rate is set on the Trade Date, the underlying stock’s volatility can change significantly over the term of the securities, and may increase. The price of the underlying stock could fall sharply as of the Final Valuation Date, which could result in a significant loss of your initial investment.

Your return on the securities may be lower than the return on a conventional debt security of comparable maturity.

The return that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money, such as inflation.

Your return on the securities will not reflect dividends on the underlying stock.

The return on the securities will not reflect the return you would realize if you actually owned the underlying stock and received the dividends paid on the underlying stock. This is because the calculation agent will determine whether the securities are subject to an automatic call as of each Observation Date by reference to the closing price of one share of the underlying stock on that date, without taking into consideration the value of the dividends paid on the underlying stock.

Owning the securities is not the same as owning the underlying stock.

The return on your securities may not reflect the return you would realize if you actually owned the underlying stock. For instance, the underlying stock may appreciate substantially during the term of the securities, and you may not fully participate in that appreciation. The following factors, among others, may cause the financial return on your securities to differ from the financial return you would receive by investing directly in the underlying stock:

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the return on a direct investment in the underlying stock would depend primarily upon the relative appreciation or depreciation of the underlying stock during the term of the securities, and not on whether the underlying stock closes below the applicable Trigger Price on the final Observation Date;

•	in the case of a direct investment in the underlying stock, the return could include substantial dividend payments or other distributions, which you will not receive as an investor in the securities;
•	in the case of a direct investment in the underlying stock, the return could include rights, such as voting rights, that you will not have as an investor in the securities; and
•	a direct investment in the underlying stock is likely to have tax consequences that are different from an investment in the securities.

If the price of the shares of the underlying stock changes, the market value of your securities may not change in the same manner.

Owning the securities is not the same as owning shares of the underlying stock. Accordingly, changes in the price of one share of the underlying stock may not result in a comparable change of the market value of the securities. If the closing price of one share of the underlying stock on any trading day increases above the Starting Price, the value of the securities may not increase in a comparable manner, if at all. It is possible for the price of the shares of the underlying stock to increase while the value of the securities declines.

The determination as to whether the securities are subject to an automatic call, or the formula for calculating the payment at maturity of the securities do not take into account all developments in the price of the underlying stock.

Changes in the price of the underlying stock during the periods between each Observation Date will not be reflected in the determination as to whether the securities are subject to an automatic call, or the calculation of the amount payable, if any, at maturity of the securities. The calculation agent will determine whether the securities are subject to an automatic call by observing only the closing price of the underlying stock on each applicable Observation Date. The calculation agent will calculate the payment at maturity by comparing only the closing price of the underlying stock on the final Observation Date relative to the closing price of the underlying stock on the Trade Date (as the same may be adjusted upon the occurrence of certain adjustment events described in “General Terms of the Securities – Anti-dilution Adjustments”). No other prices or values will be taken into account. As a result, you may lose some or all of your principal amount even if the price of the underlying stock has risen at certain times during the term of the securities before falling to a closing price below the Trigger Price on the final Observation Date.

No assurance that the investment view implicit in the securities will be successful.

It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. There can be no assurance that the price of the underlying stock will rise above the initial price on any Observation Date or that the closing price of the underlying stock will not fall below the Trigger Price on the final Observation Date. The closing price of the underlying stock on each Observation Date will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock.  You should be willing to accept the risk of losing some or all of your investment.

In some circumstances, the payment you receive on the securities may be based on the securities issued by another issuer and not on the underlying stock.

Following certain corporate events relating to the underlying stock where the applicable issuer is not the surviving entity, your payment from Royal Bank of Canada at maturity or on any Call Settlement Date may be based on the common stock of a successor to the respective issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. If the issuer of an underlying stock becomes subject to a Reorganization Event (as defined below), the consequent adjustments, may materially and adversely affect the value of the securities. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting Distribution Property in the section of this product prospectus supplement called ‘‘General Terms of the Securities — Anti-dilution Adjustments — Reorganization Events’’. The calculation agent will make any such adjustments in order to achieve an equitable result.

If the underlying stock is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the foreign stock and the ADS depositary is terminated for any reason, the amount you receive upon an automatic call or at maturity will be based on the common stock represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the securities. We describe such delisting of the ADS or termination of the ADS facility and the consequent adjustments in the section of this product prospectus supplement called “General Terms of Securities — Delisting of ADSs or Termination of ADS Facility.”

In any of these situations, any payment on the securities will be subject to our ability to pay our obligations when due.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the closing price of one share of the underlying stock has appreciated since the Trade Date.  In addition, you will not receive the benefit of any contingent repayment of principal represented by the Trigger Price if you sell your securities before the maturity date. The potential returns described in the relevant terms supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

You will have no shareholder rights with respect to the underlying stock.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights with respect to the underlying stock.

You must rely on your own evaluation of the merits of an investment linked to the underlying stock.

In the ordinary course of their business, our affiliates may have expressed views on expected movement in any underlying stock, and may do so in the future. These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any underlying stock, may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning the applicable underlying stock from multiple sources, and you should not rely solely on views expressed by our affiliates.

Your anti-dilution protection is limited.

The calculation agent will make adjustments to the Initial Price and the Trigger Price for certain events affecting the shares of the underlying stock. See “General Terms of the Securities – Anti-dilution Adjustments.”  The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, such as an offering of common shares for cash, the value of the securities may be materially and adversely affected.  In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent, which will be binding on you absent manifest error. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product prospectus supplement or the applicable terms supplement as necessary to achieve an equitable result. You should refer to ‘‘General Terms of the Securities — Anti-dilution Adjustments’’ for a description of the items that the calculation agent is responsible for determining.

Risks Relating to Liquidity and Secondary Market Issues

Secondary trading in the securities may be limited.

Unless otherwise specified in the relevant terms supplement, the securities will not be listed on a securities exchange.  There may be little or no secondary market for the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.

RBC Capital Markets, LLC, or RBCCM, may act as a market maker for the securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to buy the securities.  If at any time RBCCM or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.  We expect that transaction costs in any secondary market would be high. As a result, the difference between the bid and asked prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The inclusion in the original issue price of each Agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity, if any, will be based on the principal amount of your securities as described in the relevant terms supplement, the original issue price of the securities includes each Agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates.  Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM may be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by RBCCM, as a result of such compensation or other transaction costs.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities.  We expect that, generally, the closing price of one share of the underlying stock on any day will affect the value of the securities more than any other single factor.  However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the closing price of one share of the underlying stock.  The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the shares of the underlying stock;

•	whether the market price of the underlying stock is below the Trigger Price;

•	the expected volatility of the underlying stock;

•	the time to maturity of the securities;

•	the dividend rate on the underlying stock;

•	the occurrence of certain events relating to the underlying stock that may or may not require an adjustment to the Initial Price and the Trigger Price;

•	interest and yield rates in the market generally;

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economic, financial, political, regulatory or judicial events that affect the underlying stock or stock markets generally, and which may affect the closing price of shares of the underlying stock on any Observation Date; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your securities at a substantial discount from the principal amount if the market price of the underlying stock is at, below or not sufficiently above the Starting Price.

You cannot predict the future performance of the underlying stock based on its historical performance. The value of one share of the underlying stock may decrease such that you may not receive any return of your investment. There can be no assurance that the price of one share of the underlying stock will not decrease so that at maturity you will not lose some or all of your investment.

Risks Relating to the Underlying Stock

The issuer of the underlying stock will not have any role or responsibilities with respect to the securities.

The issuer of the underlying stock will not have authorized or approved the securities, and will not be involved in any offering. The issuer of the underlying stock will not have any financial or legal obligation with respect to the securities or the amounts to be paid to you, including any obligation to take our needs or your needs into consideration for any reason, including taking any corporate actions that might affect the value of the underlying stock or the securities. The issuer of the underlying stock will not receive any of the proceeds from any offering of the securities. No issuer of an underlying stock will be responsible for, or participate in, the determination or calculation of the amounts receivable by holders of the securities.

We and our affiliates have no affiliation with the issuer of any underlying stock and are not responsible for its public disclosure of information or that of any other company.

Unless otherwise specified in the applicable terms supplement, we and our affiliates are not affiliated with the underlying stock issuer and have no ability to control or predict its actions, including any corporate actions of the type that would require the calculation agent to adjust the number of shares that may be delivered to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the underlying stock issuer, unless (and only to the extent that) our securities or the securities of our affiliates are represented by that underlying stock. The underlying stock issuer will not be involved in the offering of the securities in any way and has no obligation to consider your interests as owner of the securities in taking any corporate actions that might affect the market value of your securities or the payment at maturity. An underlying stock issuer may take actions that could adversely affect the market value of the securities.

The securities are unsecured debt obligations of Royal Bank of Canada only and are not obligations of the underlying stock issuer or any other third party. No portion of the Issue Price you pay for the securities will be paid to the underlying stock issuer or any other third party.

Unless otherwise specified in the applicable terms supplement, we will have derived the information about the respective underlying stock issuer and the underlying stock from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the respective underlying stock issuer or the underlying stock. You, as an investor in the securities, should make your own investigation into the respective underlying stock issuer and the underlying stock for your securities. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

This product prospectus supplement relates only to the securities and does not relate to the underlying stock or an underlying stock issuer.

The issuer of the underlying stock — and thus the underlying stock — is subject to various market risks.

The issuer of the underlying stock, is subject to various market risks. Consequently, the prices of the underlying stock may fluctuate depending on the respective markets in which the respective underlying stock issuer operates. Market forces outside of our control could cause the price of the underlying stock to be below the Trigger Price on the final Observation Date. The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and the underlying stock issuer, such as equity or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. The applicable terms supplement will provide a brief description of the underlying stock issuer and the underlying stock to which the securities we offer are linked. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

The historical performance of the underlying stock should not be taken as an indication of its future performance.

The price of the underlying stock will determine the amount to be paid on the securities at maturity. The historical performance of the underlying stock does not give an indication of its future performance.  As a result, it is impossible to predict whether the price of the underlying stock will rise or fall during the term of the securities.  The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors.  The value of the underlying stock may decrease such that you may not receive any return of your investment. There can be no assurance that the price of the underlying stock will not decrease so that at maturity you will not lose some or all of your investment.

For securities linked to a foreign underlying stock, an investment in the securities is subject to risks associated with non-U.S. securities markets.

The underlying stock may have been issued by a non-U.S. company.  An investment in securities linked to the value of non-U.S. equity securities involves particular risks.  Non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from the U.S. securities markets.  Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets.  Also, there is generally less publicly available information in the U.S. about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, disclosure, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Prices of securities in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country.  These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region.  Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where: (1) the underlying stock is an ADS, which is quoted and traded in U.S. dollars, but represents the foreign stock that is quoted and traded in a foreign currency and that may trade differently from the ADS or (2) the underlying stock is substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the underlying stock by a security issued by a non-U.S. company may occur following certain corporate events affecting the underlying stock (as described under ‘‘General Terms of the Securities — Anti-dilution Adjustments — Reorganization Events’’) or in the event of delisting or termination of the underlying stock that is an ADS (as described under ‘‘General Terms of the Securities — Delisting of ADSs or Termination of ADS Facility’’).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the securities. In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the securities.

We will not make any adjustment or change in the terms of the securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

Risks Relating to Underlying Stocks that Are ADSs

The value of the underlying stock may not accurately track the value of the foreign stock represented by such ADS.

If the underlying stock is an ADS, each share of the underlying stock will represent shares of the relevant company (an “underlying company”). The trading patterns of the ADSs will generally reflect the characteristics and valuations of the foreign stock; however, the value of the ADSs may not completely track the value of those shares.  Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the foreign stock.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of the underlying stock.

Holders of the underlying company’s ADSs may usually surrender the ADSs in order to receive and trade the foreign stock. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the underlying stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets.  As a result, a market outside of the U.S. for the foreign stock that is not liquid may also result in an illiquid market for the ADSs.

There are important differences between the rights of holders of ADSs and the rights of holders of the foreign stock.

If the underlying stock is an ADS, you should be aware that your securities are linked to the ADS and not the foreign stock represented by such ADS, and there exist important differences between the rights of holders of an ADS and the foreign stock such ADS represents. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the foreign stock. Generally, the ADSs are issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign stock issuer and holders of the ADSs, which may be different from the rights of holders of common stock of the foreign stock issuer. For example, the foreign stock issuer may make distributions in respect of the foreign stock that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the foreign stock may be significant and may materially and adversely affect the market value of your securities.

Risks Relating to Hedging Activities and Conflicts of Interest

We or our affiliates may have adverse economic interests to the holders of the securities.

RBCCM and other affiliates of ours may trade the underlying stock and other financial instruments related to the underlying stock on a regular basis, for their accounts and for other accounts under their management. RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the underlying stock.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the performance of the underlying stock and, accordingly, could affect the value of the securities and the amount, if any, payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with the issuers of the underlying stocks, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you. We do not make any representation or warranty to any purchaser of a security with respect to any matters whatsoever relating to our business with the issuer of any underlying stock or future price movements of any underlying stock.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the shares of the underlying stock.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on such hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, including around the time of each Observation Date, which could have an impact on the return of your securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests.

Our wholly-owned subsidiary, RBCCM, will act as the calculation agent. The calculation agent will determine, among other things, the closing price of one share of the underlying stock on each Observation Date; anti-dilution adjustments, if any; whether the securities are subject to an automatic call; the Ending Price; the underlying return; and the amount, if any, that we will pay to you at maturity. The calculation agent will also be responsible for determining whether a market disruption event has occurred. The calculation agent may exercise its discretion in a manner which reduces your return on the securities. Since these determinations by the calculation agent will affect the payments on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. Since these determinations by the calculation agent will affect the payments on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of the underlying stock on any Observation Date or calculating the underlying return and the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Observation Dates and the maturity date will be postponed, and your return will be adversely affected. See “General Terms of the Securities — Market Disruption Events.”

Risks Relating to Taxation Issues

Non-U.S. investors may be subject to certain additional risks.

This product prospectus supplement contains a general description of certain U.S. tax considerations relating to the securities. In the event you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

This product prospectus supplement also contains a general description of certain Canadian tax considerations relating to the securities. If you are not a Non-resident Holder (as that term is defined in “Tax Consequences—Canadian Taxation” in the accompanying prospectus) or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that may be due under the securities.

Significant aspects of the U.S. federal income tax treatment of the securities may be uncertain.

The tax treatment of the securities is uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities.  The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the securities and the estimated cost of hedging our obligations under the securities.

Unless otherwise specified in the relevant terms supplement, the original issue price of the securities will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities.  The estimated cost of hedging includes the projected profit, which in no event will exceed 3.5% of the principal amount of the securities, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

In anticipation of the sale of the securities, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the Agents or their affiliates, involving purchases of shares of the underlying stock and/or over-the-counter derivative instruments linked to the underlying stock prior to or on the pricing date.  From time to time, including around the time of each Observation Date and the maturity date, we, the Agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the Agents, and our respective affiliates may:

•	acquire or dispose of investments relating to the underlying stock;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the underlying stock; or

•	any combination of the above two.

We, the Agents, and our respective affiliates may acquire a long or short position in securities similar to the Trigger Autocallable Optimization Securities from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, the Agents, and our respective affiliates may close out our or their hedges on or before any Observation Date.  That step may involve sales or purchases of the underlying stock or over-the-counter derivative instruments linked to the underlying stock.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below.  Capitalized terms used but not defined in this product prospectus supplement have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement.

General

The Trigger Autocallable Optimization Securities are senior unsecured obligations of Royal Bank of Canada that are linked to an underlying stock (the “underlying stock”) specified in the relevant terms supplement.  The underlying stock will not consist of shares issued by an Exchange Traded Fund (“ETF”), Real Estate Investment Trust (“REIT”), Passive Foreign Investment Company (“PFIC”) or interests in a partnership or trust.  The securities will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as it may be amended or supplemented from time to time, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee.

Unlike ordinary debt securities, we will not pay periodic interest on the securities and will not necessarily repay any of the principal amount of the securities at maturity.

The securities are unsecured and are not savings accounts of a bank.  The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  We refer to a security in the minimum denomination of the securities as “one security.” The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC” in the prospectus.

The specific terms of the securities will be described in the relevant terms supplement accompanying this product prospectus supplement.  The terms described in that document supplement those described in this product prospectus supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described in this product prospectus supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment Upon Automatic Call

The securities will be called automatically if the closing price of one share of the underlying stock is at or above the Starting Price on any Observation Date. If the securities are called, we will pay you on the applicable Call Settlement Date, the Call Price for the applicable Observation Date, as set forth in the relevant terms supplement. The Call Price applicable to each Observation Date equals the principal amount per security plus the applicable call return, which is based on the amount of time the securities have been outstanding between the settlement date of the securities and the applicable Call Settlement Date. The call return is based on a per annum rate specified in the applicable terms supplement and increases the longer the securities are outstanding. The call return rate and the Call Price for each Observation Date will be set forth in the relevant terms supplement.

Payment at Maturity

The maturity date for the securities will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Observation Date is postponed as described below.

Unless otherwise specified in the relevant terms supplement, if the securities are not called, we will pay you at maturity a cash payment per $10.00 principal amount of the securities based on the Ending Price, calculated as described below:

•	If the Ending Price is above or equal to the Trigger Price on the final Observation Date, we will pay you a cash payment equal to the principal amount of your securities.

•
If the Ending Price is below the Trigger Price on the final Observation Date, we will pay you for each $10 in principal amount of the securities you own a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the decline of the underlying stock from the Trade Date to the final Observation Date, for a return equal to: $10.00 x (1 + underlying return).

The repayment of your principal amount is not guaranteed. If the securities are not called, you may lose some or all of your investment. Specifically, if the securities are not called and the Ending Price is below the Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of your principal for each 1% (or a fraction thereof) decrease in the price per share of the underlying stock below the Starting Price. Accordingly, if the Ending Price is below the Trigger Price on the final Observation Date, you may lose up to 100% of your principal amount.

Investing in the securities involves significant risks.  The securities differ from ordinary debt securities in that they do not guarantee the repayment of your initial investment.  If the securities are not called on any Observation Date, you may lose some or all of your investment.  Specifically, if the securities are not called and the underlying stock closes below the applicable Trigger Price on the final Observation Date, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying stock return is less than zero. Any payment on the securities, including any repayment of principal, is subject to our creditworthiness.  If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

Terms Applicable to the Securities Generally

The “Call Return Rate” is the per annum percentage as specified in the relevant terms supplement.

The “Call Price” is the cash payment per $10.00 principal amount which we will pay you if the securities are called on the applicable Call Settlement Date. The Call Price applicable to each Observation Date will be specified in the relevant terms supplement and will be calculated based on the Call Return Rate and the amount of time that the securities have been outstanding between the settlement date of the securities and the applicable Call Settlement Date.

The “Trade Date” is the day on which we price the securities for initial sale to the public and will be specified in the relevant terms supplement.

The “Settlement Date” is the day on which we issue the securities for initial delivery to investors and will be specified in the relevant terms supplement.

Unless otherwise set forth in the applicable terms supplement, the closing price for any underlying stock on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlying stock, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlying stock is listed for trading on that day, or

•
if that underlying stock is not quoted on any national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that underlying stock.

If that underlying stock is not listed or traded as described above, then the closing price for that underlying stock on any day will be the average, as determined by the calculation agent, of the bid prices for the underlying stock obtained from as many dealers in that underlying stock selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Unless otherwise specified in the relevant terms supplement, a “trading day” is, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the NYSE Alternext US LLC (the “Alternext”), The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

Unless otherwise specified in the relevant terms supplement, the “underlying return,” as calculated by the calculation agent, is the percentage change in the closing price of one share of the underlying stock calculated by comparing the Ending Price to the Starting Price. The relevant terms supplement will specify the manner in which the Starting Price and the Ending Price are determined.  The underlying return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Underlying Return =	Ending Price – Starting Price
Starting Price

Unless otherwise specified in the relevant terms supplement, the “Starting Price” means the closing price of one share of the underlying stock on the Trade Date or such other date as specified in the relevant terms supplement. The Starting Price will be subject to adjustment in connection with Adjustment Effective Dates as described under “—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, “Ending Price” means the closing price of one share of the underlying stock on the final Observation Date.

The Trigger Price is a specified price of the underlying stock below the Starting Price that will be specified in the applicable terms supplement.

The Observation Date(s) will be specified in the relevant terms supplement, and each such date is subject to adjustment as described below. If an Observation Date is not a trading day or if there is a market disruption event on such day, the applicable Observation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Observation Date be postponed more than ten business days following the date originally scheduled to be that Observation Date. If the tenth business day following the date originally scheduled to be the applicable Observation Date is not a trading day, or if there is a market disruption event on that date, the calculation agent will determine the closing price for that Observation Date on such date in accordance with the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day.

The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If not previously called, the securities will mature on the maturity date. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date. If, due to a market disruption event or otherwise, the final Observation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Observation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “— Market Disruption Events” below.

Unless otherwise specified in the relevant terms supplement, if the securities are called on any Observation Date (other than the final Observation Date), the Call Settlement Date will be three business days following such Observation Date, unless that day is not a business day, in which case the Call Settlement Date will be the next following business day. If the securities are called on the final Observation Date, the Call Settlement Date will be the maturity date. As described above, the calculation agent may postpone any Observation Date, and therefore a Call Settlement Date (by the same number of business days), if a market disruption event occurs or is continuing on a day that would otherwise be an Observation Date. We describe market disruption events under “— Market Disruption Events” below.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in the open market or by private agreement.

Calculation Agent

RBC Capital Markets, LLC will act as the calculation agent.  The calculation agent will determine, among other things, the closing price of one share of the underlying stock on each Observation Date; the anti-dilution adjustments, if any; whether the securities are called; the Ending Price, the underlying return, and the amount, if any, that we will pay you at maturity.  In addition, the calculation agent will determine whether there has been a market disruption event as to the underlying stock.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid on any Call Settlement Date and at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the applicable Call Settlement Date or maturity date.

All calculations with respect to the closing price of one share of the underlying stock, the Ending Price, or the underlying return will be rounded to the nearest one ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., .87645 would be rounded to .8765); all dollar amounts related to determination of the payment per $10 in principal amount of the securities on any Observation Date or at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing price of one share of the underlying stock on any Observation Date, and consequently, determining whether the securities are subject to an automatic call or determining the underlying return, or calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

Any of the following will be a market disruption event:

•
a suspension, absence or limitation of trading in (i) that security in its primary market, as determined by the calculation agent, or (ii) futures or options contracts relating to that security in the primary market for those contracts, as determined by the calculation agent;

•
any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (i) effect transactions in, or obtain market values for, the security in its primary market, or (ii) effect transactions in, or obtain market values for, futures or options contracts relating to the security in its primary market;

•
the closure on any day of the primary market for that security on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

•
any scheduled trading day on which (i) the primary market for that security or (ii) the exchanges or quotation systems, if any, on which futures or options contracts on that security are traded, fails to open for trading during its regular trading session; or

•
any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this product prospectus supplement.

Anti-dilution Adjustments

The Starting Price and the Trigger Price will be specified in the relevant terms supplement.  The calculation agent will adjust the Starting Price and the Trigger Price if any of the dilution events described below occurs with respect to the underlying stock after the applicable Trade Date.

The calculation agent will adjust the Starting Price and the Trigger Price as described below, but only if an event below under this section occurs with respect to the underlying stock and only if the relevant event occurs during the period described under the applicable subsection.  The Starting Price and the Trigger Price will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the underlying stock.

If more than one anti-dilution event requiring adjustment occurs with respect to the Starting Price and the Trigger Price, the calculation agent will adjust that Starting Price and the Trigger Price for each event, sequentially, in the order in which the events occur, and on a cumulative basis.  Therefore, having adjusted the Starting Price and the the Trigger Price for the first event, the calculation agent will adjust the Starting Price and the Trigger Price for the second event, applying the required adjustment to the Starting Price and the Trigger Price as already adjusted for the first event, and so on for each event.  If an event requiring an anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your securities, that results solely from that event.  The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own.  Each outstanding share will be worth less as a result of a stock split or stock dividend.

If the underlying stock is subject to a stock split or receives a stock dividend, then the calculation agent will adjust the Starting Price and the Trigger Price by dividing the prior Starting Price — that is, the Starting Price and the Trigger Price before the stock split or stock dividend — by the number equal to:  (1) the number of shares of the underlying stock outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the underlying stock outstanding immediately before the stock split or stock dividend becomes effective.  The Starting Price and the Trigger Price will not be adjusted, however, unless:

•
in the case of a stock split, the first day on which the underlying stock trades without the right to receive the stock split occurs after the Trade Date and on or before the final Observation Date; or

•	in the case of a stock dividend, the ex-dividend date occurs after the Trade Date and on or before the final Observation Date.

The ex-dividend date for any dividend or other distribution with respect to the underlying stock is the first day on which the underlying stock trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity.  Each outstanding share will be worth more as a result of a reverse stock split.

If the underlying stock is subject to a reverse stock split, then the calculation agent will adjust the Starting Price and the Trigger Price by multiplying the prior Starting Price and the Trigger Price by a number equal to: (1) the number of shares of the underlying stock outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the underlying stock outstanding immediately after the reverse stock split becomes effective.  The Starting Price and the Trigger Price will not be adjusted, however, unless the reverse stock split becomes effective after the Trade Date and on or before the final Observation Date.

Extraordinary Dividends

Any distribution or dividend on the underlying stock determined by the calculation agent to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend.  The calculation agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend.  Each outstanding share will be worth less as a result of an extraordinary dividend.

If any extraordinary dividend occurs with respect to the underlying stock, the calculation agent will adjust the Starting Price and the Trigger Price to equal the product of:  (1) the prior Starting Price and the Trigger Price, times (2) a fraction, the numerator of which is the amount by which the closing price of one share of the underlying stock on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of one share of the underlying stock on the business day before the ex-dividend date.  The Starting Price and the Trigger Price will not be adjusted, however, unless the ex-dividend date occurs after the Trade Date and on or before the final Observation Date.

The extraordinary dividend amount with respect to an extraordinary dividend for the underlying stock equals:

•
for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the underlying stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying stock; or

•	for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.  A distribution on the underlying stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Starting Price and the Trigger Price only as described under “— Stock Splits and Stock Dividends” above, “— Transferable Rights and Warrants” below or “— Reorganization Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of the underlying stock issues transferable rights or warrants to all holders of the underlying stock to subscribe for or purchase the underlying stock at an exercise price per share that is less than the closing price of one share of the underlying stock on the business day before the ex-dividend date for the issuance, then the applicable Starting Price and the Trigger Price will be adjusted by multiplying the prior Starting Price and the Trigger Price by the following fraction:

•
the numerator will be the number of shares of the underlying stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying stock that the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing price on the business day before the ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the business day before that ex-dividend date.

•
the denominator will be the number of shares of the underlying stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying stock offered for subscription or purchase under those transferable rights or warrants.

The Starting Price and the Trigger Price will not be adjusted, however, unless the ex-dividend date described above occurs after the Trade Date and on or before the final Observation Date.

Reorganization Events

If the issuer of the underlying stock undergoes a reorganization event in which property other than the underlying stock—e.g., cash and securities of another issuer—is distributed in respect of the underlying stock, then, for purposes of calculating the price of the underlying stock, the calculation agent will determine the closing price of one share of the underlying stock, or the Final Price, on any Observation Date to equal the value of the cash, securities and other property distributed in respect of one share of the underlying stock.

If the calculation agent determines that, by valuing such cash, securities and other property, a commercially reasonable result is not achieved, then the calculation agent will, in its sole discretion, substitute another stock for that underlying stock.

Each of the following is a reorganization event with respect to the underlying stock:

•	the underlying stock is reclassified or changed;

•
the issuer of the underlying stock has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of the underlying stock sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•
the issuer of the underlying stock effects a spin-off—that is, issues to all holders of the underlying stock equity securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of the underlying stock is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of the underlying stock.

Valuation of Distribution Property

If a reorganization event occurs with respect to the underlying stock, and the calculation agent does not substitute another stock for the underlying stock as described in “— Substitution” below, then the calculation agent will determine the applicable closing price of one share of the underlying stock on any Observation Date so as to equal the value of the property — whether it be cash, securities or other property — distributed in the reorganization event in respect of one share of the underlying stock, as the underlying stock existed before the date of the reorganization.  We refer to the property distributed in a reorganization event as distribution property, a term we describe in more detail below.  The calculation agent will not make any determination for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the Trade Date and on or before the final Observation Date.

For the purpose of making a determination required by a reorganization event, the calculation agent will determine the value of each type of distribution property, in its sole discretion.  For any distribution property consisting of a security, the calculation agent will use the closing price for the security on the relevant date.  The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate.  If a holder of the underlying stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.

If a reorganization event occurs and the calculation agent adjusts the closing price of one share of the underlying stock on any Observation Date, to equal the value of the distribution property distributed in the event, as described above, the calculation agent will make further determinations for later events that affect the distribution property considered in determining the closing price.  The calculation agent will do so to the same extent that it would make determinations if the underlying stock were outstanding and were affected by the same kinds of events.

For example, if the issuer of the underlying stock merges into another company and each share of the underlying stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, then on any Observation Date, the closing price of one share of the underlying stock, will be determined to equal the value of the two common shares of the surviving company plus the specified amount of cash.  The calculation agent will further determine the common share component of such closing price to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in “— Anti-dilution Adjustments” or as described above in this “— Reorganization Events” section as if the common shares were the underlying stock.  In that event, the cash component will not be redetermined but will continue to be a component of the closing price.

When we refer to distribution property, we mean the cash, securities and other property distributed in a reorganization event in respect of the underlying stock or in respect of whatever securities whose value determines the closing price of one share of the underlying stock on any Observation Date if any adjustment resulting from a reorganization event has been made in respect of a prior event.  In the case of a spin-off, the distribution property also includes the underlying stock in respect of which the distribution is made.

If a reorganization event occurs, the distribution property distributed in the event will be substituted for the underlying stock as described above.  Consequently, in this product prospectus supplement, when we refer to the underlying stock, we mean any distribution property that is distributed in a reorganization event in respect of the underlying stock.  Similarly, when we refer to the issuer of the underlying stock, we mean any successor entity in a reorganization event.

Substitution

If the calculation agent determines that a commercially reasonable result is not achieved by valuing distribution property with respect to the underlying stock upon becoming subject to a reorganization event, then the calculation agent will, in its sole discretion, substitute another stock for the underlying stock.  In such case, the adjustments described above in “— Valuation of Distribution Property” will not apply.

If the calculation agent so determines, it may choose, in its sole discretion, the stock of a different company listed on a national securities exchange or quotation system as a substitute for the underlying stock.  For all purposes, the substitute stock will be deemed to be a stock for purposes hereof.

The calculation agent will determine, in its sole discretion, the Starting Price and the Trigger Price and/or the manner of valuation of the substitute stock.  The calculation agent will have the right to make such adjustments to the calculation of the individual stock performance as it determines in its sole discretion are necessary to preserve as nearly as possible our and your relative economic position prior to the reorganization event.

Adjustments Relating to ADSs

The underlying stock may consist of ADSs.  As a result, for purposes of any adjustments relating to ADSs, the calculation agent will consider the effect of any of the relevant events on the holders of the underlying stock.  For example, if a holder of the underlying stock receives an extraordinary dividend, the provisions described in this section would apply to the underlying stock. On the other hand, if a spin-off occurs, and the underlying stock represents both the spun-off security as well as the existing underlying stock, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section.  More particularly, the calculation agent may not make an adjustment (1) if holders of the underlying stock are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADSs has adjusted the number of common shares of the Underlying Company represented by each share of underlying stock so that the market price of the underlying stock would not be affected by the corporate event in question.

If the Underlying Company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the Underlying Company represented by each share of underlying stock, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depository for the ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms and conditions of the securities as the calculation agent determines appropriate to account for that event.

Other Events and Adjustments

The calculation agent may make such adjustments to the terms of the securities with respect to any of the events described above, as it deems in its discretion is necessary to ensure an equitable result.

Regardless of any of the events discussed above, your payment upon an automatic call or at maturity will be made by Royal Bank of Canada as issuer of the securities, subject to its ability to pay its obligations when due.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the applicable underlying stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the underlying common shares and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted to trading or the date of such termination, as applicable (the “Change Date”), the underlying ADS stock will be deemed to be the applicable underlying stock. The Starting Price and the Trigger Price will be adjusted by dividing the prior Trigger Price by, the number of shares of the underlying ADS stock represented by a single ADS. On and after the Change Date, for all purposes, including the determination of the closing price, or the Final Price, of the underlying ADS stock and whether the final price of the underlying ADS stock is below the Trigger Price, the closing price of the underlying ADS stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described below, unless otherwise specified in the applicable terms supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of the underlying ADS stock relative to the U.S. dollar as published by Thompson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable foreign currency for U.S. dollars for settlement on the applicable Observation Date in the aggregate amount of the applicable foreign currency. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate in its sole discretion.

Discretion of the Calculation Agent

The calculation agent will have the ability to modify the anti-dilution provisions set forth in this section if, in its sole discretion, such action is needed to ensure an equitable result, based upon the terms of the applicable securities.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a security, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)
who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of the securities or the receipt of payments thereunder;

(iii)
who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:

(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)
if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the senior indenture; or

(iv)
who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For purposes of clause (iii) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Canadian Federal Income Tax Summary.”

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10 in principal amount of the securities upon any acceleration of the securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $10 in principal amount of the securities as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final Observation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the senior indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities —Defeasance” are not applicable to the securities, unless otherwise specified in the relevant terms supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the securities.  The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully-registered global note certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus under the headings “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon automatic call on the securities will be payable and the transfer of the securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the securities.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

HISTORICAL UNDERLYING STOCK LEVEL INFORMATION

We will provide historical level information on the underlying stock in the relevant terms supplement.  You should not take any of those historical levels as an indication of the future performance.  We cannot give you any assurance that the level of the underlying stock will not decrease, thus causing you to receive an amount that is less than the principal amount of your securities at maturity.

SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

In the opinion of Ogilvy Renault LLP, our Canadian tax counsel, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) on the securities that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences – Canadian Taxation” in the accompanying prospectus. If any interest paid or credited or deemed to be paid or credited on the securities is to be calculated by reference to an underlying stock which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant terms supplement if such securities are offered.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of certain U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following disclosure — including the opinion of Morrison & Foerster LLP — has been prepared without regard to any particular security that you may purchase in the future and, therefore, is provided solely as a matter of general information. You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “Tax Consequences—United States Taxation” in the Prospectus or “Certain Income Tax Consequences—United States Taxation” in the prospectus supplement, with regard to an investment in any particular security because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular security or the tax consequences of investing in or holding any particular security unless the terms supplement applicable to your securities expressly indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any security that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  For example, the discussion below assumes that the underlying stocks are not issued by ETFs, REITs, PFICs or interests in a partnership or trust and that an investor in the securities will be subject to a significant risk that it will lose a significant amount of its investment in the securities.  If the underlying stocks are issued by ETFs, REITs, PFICs or interests in a partnership or trust, or if an investor in the securities is not subject to a significant risk that it will lose a significant amount of its investment in the securities, the tax treatment of that note may differ substantially from that described in the discussion below.  There may be other features or terms of your securities that will cause this tax section to be inapplicable to your securities.

Consequently, any tax disclosure relevant to any security you may purchase will be set forth only in the terms supplement relating to your security, and, unless the terms supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any security.  Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular security you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus).  Except as otherwise noted under “Non—U.S. Holders” below, it applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of an underlying stock would be treated as a “passive foreign investment company” within the meaning of section 1297 of the Internal Revenue Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code.  If the issuer of the underlying stock were so treated, certain adverse U.S. federal income tax consequences could possibly apply.  You should refer to any available information filed with the SEC by the issuer of the underlying stock and consult your tax advisor regarding the possible consequences to you in this regard, if any.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a security with terms described in this product prospectus supplement as a callable pre-paid cash-settled derivative contract linked to the underlying stock for U.S. federal income tax purposes, and the terms of the securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. If the securities are so treated, a holder should generally recognize capital gain or loss upon the call, sale or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.  In general, a U.S. holder’s tax basis in the securities will be equal to the price the holder paid for the securities.  Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.  The holding period for securities of a U.S. holder who acquires the securities upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the securities.  If the securities are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date.  It is possible that the Internal Revenue Service could assert that a U.S. holder’s holding period in respect of the securities should end on the date on which the amount the holder is entitled to receive upon the maturity of the securities is determined, even though the holder will not receive any amounts from the issuer in respect of the securities prior to the maturity of the securities.  In such case, a U.S. holder may be treated as having a holding period in respect of the securities that is one year or less even if the holder receives cash upon maturity of the securities at a time that is more than one year after the beginning of its holding period.

Alternative Treatments.  Alternative tax treatments of the securities are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a single debt instrument. If the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the securities are so treated, a holder would generally be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the call, sale or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.  If the securities are treated as a single debt instrument that has a term of no more than one year, the securities would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the call, sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject.  It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Unless stated otherwise in the applicable terms supplement, we intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences—United States Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Non-U.S. Holders.  The following discussion applies to non-U.S. holders of the securities. A non-U.S. holder is a beneficial owner of a security that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, or a foreign estate or trust.

A non-U.S. holder will generally not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities, provided that (i) the holder complies with any applicable certification requirements, (ii) the payment is not effectively connected with the conduct by the holder of a U.S. trade or business, and (iii) if the holder is a non-resident alien individual, such holder is not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the securities.  In the case of (ii) above, the holder generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if the holder were a U.S. holder and, in the case of a holder that is a corporation, the holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments. Payments made to a non-U.S. holder may be subject to information reporting and to backup withholding unless the holder complies with applicable certification and identification requirements as to its foreign status.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate.  The Internal Revenue Service has also indicated that it is considering whether income in respect of instruments such as the securities should be subject to withholding tax.  Prospective investors should consult their own tax advisors in this regard.

Legislation Affecting Taxation of Securities Held By or Through Foreign Entities.  Legislation was enacted on March 18, 2010 that will, effective for payments made after December 31, 2012, impose a 30% U.S. withholding tax on “withholdable payments” made to a foreign financial institution, unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution.  In addition, unless Treasury Department regulations provide otherwise, the securities may constitute a “financial account” for these purposes.  The legislation also generally imposes a withholding tax of 30% on such payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.  Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.  “Withholdable payments” include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income, in each case from sources within the U.S., as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the U.S.  These withholding and reporting requirements will generally apply to payments made after December 31, 2012, and if we determine withholding is appropriate with respect to the securities, we will withhold at the applicable statutory rate. However, the withholding tax will not be imposed on payments pursuant to obligations outstanding as of March 18, 2012.  Investors are urged to consult with their own tax advisors regarding the possible implications of this recently enacted legislation on their investment in the securities.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Royal Bank of Canada and RBC Capital Markets, LLC, as agent (an “Agent” or “RBCCM”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Distribution Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with RBCCM and UBS, the “Agents”), each Agent participating in an offering of securities, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  RBCCM will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  In some cases, such other dealers may resell the securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from the Agent or Agents (as the case may be). After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

RBCCM or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

No action has been or will be taken by us, RBCCM or any dealer that would permit a public offering of the securities or possession or distribution of this product prospectus supplement  or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this product prospectus supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product prospectus supplement , the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Unless otherwise specified in the relevant terms supplement, the Settlement Date for the securities will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

The Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA” and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions.  Therefore, a plan fiduciary considering purchasing securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction.”

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if securities are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively “Plans”, and with respect to which Royal Bank of Canada or any of its affiliates is a “party in interest” or a “disqualified person”, unless those securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the securities will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the securities, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.